Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 17, 2022, relating to the financial statements of WeWork Inc. in the Registration Statement (Amendment No.2 to Form S-1) and related Prospectus of WeWork Inc. for the registration of shares of its common stock.
/s/ Ernst & Young LLP
New York, NY
March 17, 2022